SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 27, 2006

ONSTREAM MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(IRS Employer Identification Number)

1291 SW 29 Avenue, Pompano Beach, Florida 33069
(Address of executive offices and Zip Code)

(954)917-6655
(Registrant's Telephone Number, Including Area Code)

______________________________
(Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement

On October 27, 2006 Onstream Media Corporation (“the Company”) entered into a four-year promissory note in the aggregate principal amount of $1.0 million, to be funded in installments through December 2006. The note bears interest at a rate of 17.75% per annum, payable in cash quarterly in arrears or, at Company’s option, in Company’s unregistered common stock valued at $1.00 per share. If interest is paid in shares, it must be prepaid on a non-compounding, non-refundable basis for the entire remaining term of the loan. This note is unsecured and subordinate to all other liabilities of the Company.

At any time after April 27, 2007 or earlier date if agreed by Company, the lending entity, at its option, may begin converting the outstanding principal to Company’s unregistered common stock at the rate of $1.00 per common share through October 25, 2009, and at the rate of $2.00 per common share thereafter. The Company has granted the lending entity demand registration rights, effective six months from the date of the note, for any unregistered common shares issuable thereunder. Upon such demand, the Company will have 60 days to file a registration statement and shall use its best efforts to obtain promptly the effectiveness of such registration statement.

In connection with the above transaction, the Company has agreed to pay a finder’s fee to another individual not affiliated with the lending entity and not a director or officer of the Company, but who has greater than a 5% beneficial ownership in the Company. This finder’s fee is payable as 100,000 shares of the Company’s common stock plus immediately exercisable four-year options to purchase 50,000 shares of the Company’s common stock at $1.00 per share, which was greater than the fair value of those shares at the option grant date.

Item 3.02  Unregistered Sales of Equity Securities

On October 27, 2006 the Company entered into a $1.0 million promissory note, which is convertible under certain conditions into the Company’s common stock and which also allows the Company to prepay the related interest in stock. In addition, the Company paid a related finder’s fee in common stock plus options to purchase common stock. The terms of these transactions are more fully described in Item 1.01 above.

All of the above securities were issued in private transactions exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act. The recipients were either accredited or otherwise sophisticated investors and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act of 1933 or the availability of an applicable exemption therefrom. The recipients had access to business and financial information concerning our company. Each recipient represented that they were acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

By: /s/ Randy Selman
November 2, 2006	Randy Selman, CEO